Exhibit 99.1

FOR IMMEDIATE RELEASE

FB FINANCIAL ANNOUNCES CLOSING OF SECONDARY OFFERING

AND EXERCISE OF OVERALLOTMENT OPTION

NASHVILLE, Tenn. — (May 25, 2018) — FB Financial Corporation (the “Company”) (NYSE:FBK) announced today the closing of the underwritten secondary public offering in which Mr. James W. Ayers (the “Selling Shareholder”) sold a total of 3,200,000 shares of the Company’s common stock to the underwriters (the “Underwritten Shares”). The Underwritten Shares were sold at a public offering price of $41.25 per share and were purchased by the underwriters from the Selling Shareholder at the public offering price less the underwriting discount. The Company did not receive any proceeds from the sale of the Underwritten Shares.

In addition, the Selling Shareholder granted to the underwriters a 30-day option to purchase up to an additional 480,000 shares of common stock to cover overallotments, if any, at the public offering price, less the underwriting discount (the “Option Shares”). On May 25, 2018, the underwriters exercised in full their option to purchase the Option Shares. The closing of the sale of the Option Shares is currently expected to occur on May 31, 2018. The Company will not receive any proceeds from the sale of the Option Shares.

J.P. Morgan and Stephens Inc. acted as joint book-running managers and as underwriters of the secondary offering.

The secondary offering was made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-221149), a prospectus supplement, dated May 22, 2018, and an accompanying prospectus, dated November 9, 2017, each of which were filed with the Securities and Exchange Commission (the “SEC”). Copies of the prospectus supplement and the accompanying prospectus related to the secondary offering may be obtained by contacting: J.P. Morgan Securities LLC c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (866) 803-9204, or by email at prospectus-eqfi@jpmchase.com; or Stephens Inc., 111 Center Street, Little Rock, Arkansas 72201, Attn: Prospectus Department, by emailing prospectus@stephens.com, by calling (501) 377-2131 or by faxing (501) 377-2404. Investors may also obtain copies of these documents free of charge by visiting the SEC’s website at www.sec.gov.

NO OFFER OR SOLICITATION

This press release does not constitute an offer to sell or a solicitation of an offer to buy shares of common stock nor shall there be any sale of the shares of common stock in the secondary offering in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The secondary offering is being made only by means of the prospectus supplement and accompanying prospectus, which have been filed with the SEC.

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ABOUT FB FINANCIAL CORPORATION

FB Financial Corporation (NYSE: FBK) is a bank holding company headquartered in Nashville, Tennessee. FB Financial operates through its wholly owned banking subsidiary, FirstBank, the third largest Tennessee-headquartered community bank, with 56 full-service bank branches across Tennessee, North Alabama and North Georgia, and a national mortgage business with offices across the Southeast. FirstBank serves five of the largest metropolitan markets in Tennessee and has approximately $4.7 billion in total assets.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements relating to the anticipated closing of the Underwriters’ exercise of the overallotment option. These forward-looking statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “projection” and other variations of such words and phrases and similar expressions.

These forward-looking statements are not historical facts. The inclusion of these forward-looking statements should not be regarded as a representation by the Company or any other person that the forward-looking statements will occur. Accordingly, the Company cautions readers of this Report that any such forward-looking statements are not guarantees of future performance or outcomes and are subject to various risks, assumptions and uncertainties. Because of these risks and other uncertainties, the outcome of matters that are the subject of forward-looking statements may be materially different from the anticipated or estimated results discussed in the forward-looking statements in this press release. Readers of this press release should not unduly rely on any forward-looking statements, which represent the Company’s beliefs, assumptions and estimates only as of the dates on which they were made, as predictions of future events. The Company undertakes no obligation to update these forward-looking statements as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company.

The Company qualifies all of its forward-looking statements by these cautionary statements.

FB Financial Corporation

Media Contact:

Jeanie M. Rittenberry, 615-313-8328

jrittenberry@firstbankonline.com

www.firstbankonline.com

or

Financial Contact:

James R. Gordon, 615-564-1212

jgordon@firstbankonline.com

investorrelations@firstbankonline.com

Source: FB Financial Corporation

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